EXHIBIT B

                           SCHEDULE OF TRANSACTIONS BY
                                KELLY LAUREN WONG



                                  NUMBER OF SHARES OF
                                COMMON STOCK PURCHASED
       DATE OF PURCHASE               ON NASDAQ                  PRICE PER SHARE
--------------------------------------------------------------------------------

           12/18/02                       5,000                      $  1.61
           12/31/02                       7,000                      $  1.66
            1/30/03                       6,000                      $  1.33
            2/13/02                       5,000                      $  1.29
            2/13/03                       5,000                      $  1.30
            2/18/03                      12,500                      $  1.23
           12/18/02                       5,000*                     $  1.60
-------------------------------------------------------------------------------
TOTAL                                    45,500                      $63,975


* Purchase made through IRA account.


                           SCHEDULE OF TRANSACTIONS BY
               MITCHELL SACKS AS CUSTODIAN FOR MAXWELL SACKS UGMA


                                  NUMBER OF SHARES OF
                                COMMON STOCK PURCHASED
       DATE OF PURCHASE               ON NASDAQ                  PRICE PER SHARE
--------------------------------------------------------------------------------

           12/13/02                       2,000                      $  1.49
           12/13/02                       4,000                      $  1.52
           12/13/02                       4,000                      $  1.57
           12/13/02                       5,000                      $  1.58
--------------------------------------------------------------------------------
             TOTAL:                      15,000                      $23,240





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                           SCHEDULE OF TRANSACTIONS BY
                                SUSAN UNGER SACKS


                                  NUMBER OF SHARES OF
                                COMMON STOCK PURCHASED
       DATE OF PURCHASE               ON NASDAQ                  PRICE PER SHARE
--------------------------------------------------------------------------------

           12/13/02                      3,800                       $  1.61
           12/13/02                      6,200                       $  1.55
           12/19/02                     18,000                       $  1.64
--------------------------------------------------------------------------------
             TOTAL:                     28,000                       $45.248



                           SCHEDULE OF TRANSACTIONS BY
                    MICHAEL LAU WONG AS TRUSTEE FOR THE 1999
               MICKEY B. SACKS TRUST, THE 1995 MASON BENNETT SACKS
                   TRUST, AND FOR THE 1995 MAXWELL SACKS TRUST




                                  NUMBER OF SHARES OF
                                COMMON STOCK PURCHASED
       DATE OF PURCHASE               ON NASDAQ                  PRICE PER SHARE
--------------------------------------------------------------------------------

            9/13/02                    3,000(2)                      $  1.59
            9/13/02                    2,300(3)                      $  1.65
            9/26/02                    3,000(2)                      $  1.53
           12/13/02                    1,900(2)                      $  1.62
           12/13/02                    4,000(2)                      $  1.54
           12/13/02                    9,100(2)                      $  1.53
            9/13/02                    4,000(4)                      $  1.60
--------------------------------------------------------------------------------
             TOTAL:                    27,300                        $42,716






-----------------------------
(2) for the 1999 Mickey B Sacks Trust.
(3) for the 1995 Mason Bennett Sacks Trust.
(4) for the 1995 Maxwell Sacks Trust.






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